As filed with the Securities and Exchange Commission on May 9, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2017

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State of incorporation)	(IRS Employer Identification Number)

85 Broad Street, 22nd Floor, New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2

of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

(a)                                 On May 8, 2017, Oppenheimer Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in New York City.

(b)                                 At the Annual Meeting, the holders of the Company’s Class B voting common stock (“Class B Voting Stock”) elected the nine (9) nominees for director named below as directors to serve until their successors are elected and qualified. The votes for such persons were as follows:

Name	For	Withheld	Broker Non- Votes
E. Behrens	96,748	0	451
T.M. Dwyer	96,748	0	451
W. Ehrhardt	96,748	0	451
P.M. Friedman	96,748	0	451
M.A.M. Keehner	96,748	0	451
A.G. Lowenthal	96,748	0	451
R.S. Lowenthal	96,748	0	451
A.W. Oughtred	96,748	0	451
E.K. Roberts	96,748	0	451

In addition, at the Annual Meeting, the holders of the Company’s Class B Voting Stock (i) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year and authorized the Audit Committee to fix such auditor’s remuneration with 97,199 votes for such proposal, 0 votes against, and 0 abstentions as to such proposal; (ii) approved the compensation of the Company’s named executive officers with 96,690 votes for such proposal, 52 votes against such proposal, 6 abstentions as to such proposal, and 451 broker-non votes on such proposal; (iii) voted for the 3 year frequency option on future advisory votes on executive compensation with 96,710 votes for 3 year frequency, 2 votes for 2 year frequency, 36 votes for 1 year frequency, 0 abstentions as to such proposal, and 451 broker non-votes on such proposal; and (iv) authorized the issuance of up to 1,000,000 shares of Class A non-voting common stock to the Company’s 2014 Incentive Plan with 96,690 votes for such proposal, 52 votes against such proposal, 6 abstentions as to such proposal, and 451 broker non-votes on such proposal.

(c)           Not applicable.

(d)           The Company will next include a shareholder advisory vote on the compensation of its executives in its proxy materials for the Annual Meeting of Stockholders to be held in 2020.

SECTION 8 — OTHER EVENTS

ITEM 8.01.  Other Events.

On May 8, 2017, representatives of the Company made a presentation to attendees at the Annual Meeting  regarding the Company using the slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Slides”).

The information contained in the Slides is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits.

(d)           The following Exhibit is submitted herewith.

Exhibit No.	Description

99.1	Annual Meeting Presentation dated May 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 9, 2017

By:	/s/ Jeffrey J. Alfano
Jeffrey J. Alfano
Chief Financial Officer
(Duly Authorized Officer)